UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800 Bethesda, MD 20814
(Address of principal executive offices)

(204) 497-9024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) At the 2015 annual meeting of stockholders of Northwest Biotherapeutics, Inc. (the “Company”) held on December 18, 2015, the stockholders of the Company approved the election of two Directors and the ratification of the appointment of Marcum LLP as the Company’s registered independent public accountants for the fiscal year ended December 31, 2015.

The Company had recommended that stockholders vote “For” the election of the Directors and the appointment of Marcum. The stockholders voted in favor of the Company’s recommendations on all matters.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2015 annual meeting of stockholders was held on December 18, 2015. At the meeting, the stockholders voted on two matters: the election of Ms. Linda F. Powers and Dr. Navid Malik as Class III members of the Board of Directors for a three-year term, and ratification of the appointment of Marcum LLP as the Company’s registered independent public accountants for the fiscal year ended December 31, 2015.

The stockholders voted in favor of the Company’s recommendations on all matters as follows.

The stockholders approved the election of Ms. Linda F. Powers as a Class III Director for a term expiring at the annual meeting of stockholders in 2018, with 82.4% of the votes cast, based upon the following votes:

Member	For	Withheld	Broker Non-Votes
Ms. Linda F. Powers	42,304,837	9,017,855	15,408,084

The stockholders approved the election of Dr. Navid Malik as a Class III Director for a term expiring at the annual meeting of stockholders in 2018, with 80.4% of the votes cast, based upon the following votes:

Member	For	Withheld	Broker Non-Votes
Dr. Navid Malik	41,275,486	10,047,206	15,408,084

 The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, with 85.9% of the votes cast, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
57,288,816	627,370	8,814,590	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: December 24, 2015	By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer